Chase Manhattan Auto Grantor Trust 1996-B


                         Statement to Certificateholders
                                  March 15 2000

                                                    DISTRIBUTION IN DOLLARS
          ORIGINAL              PRIOR                                                                                   CURRENT
            FACE              PRINCIPAL                                                        REALIZED    DEFERRED    PRINCIPAL
CLASS      VALUE               BALANCE          PRINCIPAL        INTEREST         TOTAL          LOSES     INTEREST     BALANCE
-----      -----               -------          ---------        --------         -----          -----     --------     -------
A       1,478,422,107.71    181,199,991.68    15,810,326.04     998,109.95    16,808,435.99      0.00        0.00     165,389,665.64
B          45,725,000.00      5,604,197.58       488,985.62      31,570.31       520,555.93      0.00        0.00       5,115,211.96
TOTALS  1,524,147,107.71    186,804,189.26    16,299,311.660  1,029,680.26    17,328,991.92      0.00        0.00     170,504,877.60

FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                        PASS-THROUGH RATES
           PRIOR                                                                 CURRENT                     CURRENT
          PRINCIPAL                                                             PRINCIPAL                   PASS THRU
CLASS      FACTOR             PRINCIPAL         INTEREST         TOTAL           FACTOR           CLASS       RATE
-----      ------             ---------         --------         -----           ------           -----       ----
A        122.56309665        10.69405413        .67511839      11.36917251     111.86904253         A       6.610000%
B        122.56309634        10.69405402        .69043871      11.38449273     111.86904232         B       6.760000%
TOTALS   122.56309664        10.69405412        .67557800      11.36963213     111.86904252



IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Kimberly Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com

                                                                         Page 2
Chase Manhattan Auto Grantor Trust 1996-B


                                  March 15 2000
                         STATEMENT TO CERTIFICATEHOLDERS

                           Due Period                                        42
                           Due Period Beg Date                         02/01/00
                           Due Period End Date                         02/29/00
                           Determination Date                          03/10/00

Section 5.8(iii) Servicing Fee
Section 5.8(iii) Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi) Net Losses for Collection Period

Section 5.8(vii) Carryover Shortfall for Collection Period
                           Class A Interest                                0.00
                           Class B Interest                                0.00
                           Class A Principal                               0.00
                           Class B Principal                               0.00
                           TOTAL                                           0.00

Section 5.8(viii) Reserve Account Balance after Disbursement

Section 5.8(ix) Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                           By Seller                                       0.00
                           By Servicer                               183,580.14
                           TOTAL                                     183,580.14

                                                                          Page 3
Chase Manhattan Auto Grantor Trust 1996-B

                                  March 15 2000

Section 5.8(xi)  Advance Summary for Collection Period
         Uneimbursed Advances for Previous Period                  3,993,555.69
         Unreimbursed Advances for Period                          3,995,273.46
         Change From Previous Periods                                  1,717.77

         Reimbursed advance from collections                         230,872.07
         Reimbursed advance from liquidation proceeds                 10,039.09
         Reimbursed advance from reserve account withdrawals               0.00